SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

      This Settlement Agreement and Release (the "Agreement") is dated as of March 5, 2006 and is made by and between Omicron Master Trust, SF Capital Partners, Ltd., Bristol Investment Fund, Ltd., Ascend Offshore Fund, Ltd., Ascend Partners LP, and Ascend Partners Sapient LP (collectively the "Investors") and The Singing Machine Company, Inc., a Delaware corporation ("Singing Machine").

      WHEREAS, Singing Machine, issued to the Investors an aggregate of $4,000,000.00 principal amount 8% convertible debentures pursuant to the Securities Purchase Agreement dated August 20, 2003 (collectively the "Debentures");

      WHEREAS, Singing Machine desires to redeem all outstanding Debentures, including interest and penalties ("Remaining Debentures") in accordance with the terms and conditions hereof; and

      NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the Investors and Singing Machine as follows:

      1. On or before March 10, 2006, Singing Machine shall (i) pay to the Investors an aggregate of $2,000,000.00 (the "Funds") as set forth on Exhibit A hereto, by wire transfer to the bank and account as set forth on Exhibit A hereto, and (ii) reduce the exercise price to $0.85 per share for the warrants on the attached Exhibit B in full satisfaction of the Remaining Debentures. Upon receipt of the Funds, the Investors shall return, via overnight delivery, the Remaining Debentures to Singing Machine.

      2. In consideration of the foregoing, upon receipt by the Investors of the Funds, the Investors release and discharge Singing Machine, Singing Machine's officers, directors, principals, control persons, past and present employees, insurers, successors, agents and assigns ("Singing Machine Parties") from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Singing Machine Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release arising under the Debentures and Securities Purchase Agreement dated August 20, 2003.

      3. In consideration of the foregoing, upon receipt by the Investors of the Funds, the Company releases and discharges the Investors, its officers, directors, principals, control persons, past and present employees, insurers, successors, agents and assigns ("Investor Parties") from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Investor Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release arising under the Debentures and Securities Purchase Agreement dated August 20, 2003.

      4. Singing Machine and the Investors each understand and agree that this Agreement (including all of its terms) is forever deemed confidential between them. Except as required under the statutes, rules or regulations of any federal or state government, government agency or court of competent jurisdiction, each of Singing Machine and the Investors, and their respective counsel, shall not disclose or divulge any of the matters underlying this Agreement, or any of the terms or substance of this Agreement to others.

      All inquiries, if any, regarding the other party's performance shall be responded to promptly. Each party shall furnish the other party with a written copy of each and every written response; or, if such response was oral the date, time and person to whom a response was given.

      5. All parties acknowledge and represent that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

      6. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges ands warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

      7. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

      8. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

      9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

      10. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

OMICRON MASTER TRUST              SF CAPITAL PARTNERS, LTD.
By: /s/ Bruce Bernstein           By: /s/ Daniel J. McNally
    ------------------------          ------------------------
Name:  Bruce Bernstein            Name: Daniel J. McNally
Title: Managing Partner           Its: General Counsel of its Investment Manager


BRISTOL INVESTMENT FUND, LTD.     ASCEND OFFSHORE FUND, LTD.
By: /s/ Paul Kessler              By: /s/ Malcolm Fairbairn
    ------------------------          ------------------------
Name:  Paul Kessler               Name:  Malcolm Fairbairn
Title: Director                   Title: Director

ASCEND PARTNERS LP                ASCEND PARTNERS SAPIENT LP
By: /s/ Malcolm Fairbairn         By: /s/ Malcolm Fairbairn
    ------------------------          ------------------------
Name:  Malcolm Fairbairn          Name:  Malcolm Fairbairn
Title: General Partner            Title: Director


THE SINGING MACHINE COMPANY, INC.


By: /s/ Yi Ping Chan
    ------------------------
Name:  Yi Ping Chan
Title: Interim CEO

                                    EXHIBIT A

                                 ALLOCATIONS AND
                            WIRE TRANSFER INSRUCTIONS

--------------------------------------------------------------------------------
INVESTOR                                     BANK ACCOUNT          AMOUNT
--------------------------------------------------------------------------------
Omicron Master Trust                                               $1,250,000.00
--------------------------------------------------------------------------------
SF Capital Partners Ltd.                                             $250,000.00
--------------------------------------------------------------------------------
Bristol Investment Fund Ltd.                                         $150,000.00
--------------------------------------------------------------------------------
Ascend Offshore Fund Ltd.                                            $239,000.00
--------------------------------------------------------------------------------
Ascend Partners, LP                                                   $29,100.00
--------------------------------------------------------------------------------
Ascend Partners Sapient LP                                            $81,900.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             TOTAL                 $2,000,000.00
--------------------------------------------------------------------------------